                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement         [ ]  Confidential, For Use of
                                              the Commission Only (as
                                              permitted by Rule
                                              14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to (s) 240.14a-11(c) or (s) 240.14a-12

                          TOMPKINS COUNTY TRUSTCO, INC.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        1)  Title of each class of securities to which transaction applies:

        2)  Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        4)  Proposed maximum aggregate value of transaction:

        5)  Total fee paid:

[ ]  Fee previously paid with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)  Amount previously paid:
        2)  Form, Schedule or Registration Statement No.:
        3)  Filing Party:
        4)  Date Filed:

Notes:

[TOMPKINS COUNTY TRUSTCO, INC. LOGO]

                                                                  March 31, 1997

                 NOTICE OF 1997 ANNUAL MEETING OF STOCKHOLDERS


TO THE STOCKHOLDERS OF TOMPKINS COUNTY TRUSTCO, INC.

     The Annual Meeting of Stockholders (the "Meeting") of Tompkins County Trustco, Inc. ("the Company") will be held on Wednesday, April 30, 1997 at 7:30 p.m., in the ballroom, Triphammer Lodge & Conference Center, One Sheraton Drive, Ithaca, New York, for the following purposes:

    1. To elect five (5) Directors for a term of three years expiring in the year 2000; and

    2. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 12, 1997 as the record date for determining stockholders entitled to notice of and to vote at the Meeting. Only stockholders of record at the close of business on that date are entitled to vote at the Meeting.

     Enclosed with this notice are the attached proxy statement, a proxy card and return envelope, and our 1996 Annual Report.

     Your vote is important regardless of the number of shares you own. WE URGE YOU TO READ AND CAREFULLY CONSIDER THE ATTACHED PROXY STATEMENT AND TO MARK, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. A self-addressed postage prepaid envelope is enclosed for your convenience. You may vote personally on each matter at the Meeting even though you have returned the proxy card.



By Order of the Board of Directors,

/s/ James J. Byrnes                         /s/ James W. Hulbert

James J. Byrnes, Chairman,                  James W. Hulbert
President & Chief Executive Officer         Vice President & Corporate Secretary



              P.O. BOX 460, ITHACA, NEW YORK, 14851 (607) 273-3210

                      [TOMPKINS COUNTY TRUSTCO, INC. LOGO]

                                 PROXY STATEMENT
            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 30, 1997

     This Proxy Statement is being mailed to stockholders on or about March 31, 1997 in connection with the solicitation by the Board of Directors of TOMPKINS COUNTY TRUSTCO, INC. (the "Company") of proxies to be used at the Annual Meeting of Stockholders (the "Meeting") of the Company to be held Wednesday, April 30, 1997 and any adjournment thereof.

VOTING

     Only stockholders of record at the close of business on March 12, 1997 will be entitled to vote. On March 12, 1997, there were 3,315,490 shares of Common Stock of the Company, par value $0.10 per share (the"Common Stock"), outstanding. Each share of Common Stock is entitled to one vote on each matter to be voted on at the Meeting.

     Shares covered by any proxy that is properly executed and received prior to the close of business on the day of the Meeting will be voted and, if the stockholder who executes such proxy shall specify in the manner therein how such shares shall be voted on such proposals as referred to therein, the shares will be voted as so specified. Executed proxies with no instructions will be voted "FOR" each proposal for which no instruction is given. It is not anticipated that any matters other than as set forth in the Notice of Annual Meeting will be brought before the Meeting, but the persons named in the accompanying proxy will vote the shares represented by all properly executed proxies on any such matters that may come before the Meeting in such manner as shall be determined by the majority of the Board of Directors of the Company.

     The presence of a stockholder at the Meeting will not automatically revoke the stockholder's proxy. A stockholder may, however, revoke a proxy at any time prior to its exercise by: (1) delivering to the Corporate Secretary a written notice of revocation prior to the Meeting, (2) delivering to the Corporate Secretary a duly executed proxy bearing a later date, or (3) attending the Meeting and filing a written revocation with the Corporate Secretary at the Meeting prior to the vote and voting in person.

     The presence, in person or by proxy, of at least a majority of the total number of shares of Common Stock outstanding and entitled to vote is necessary to constitute a quorum for the conduct of business, and in the event there are not sufficient votes on any matter, the Meeting may be adjourned. Directors shall be elected by a plurality of the eligible votes cast and such other business, not set forth in this Proxy Statement as may properly come before the Meeting, will be determined by a majority of the eligible votes cast. Abstentions, in person or by proxy, shall be counted toward a quorum, but abstentions are not deemed to be votes cast and therefore abstentions have no effect on the outcome of the vote, which requires either a plurality or majority of the "votes cast," depending upon the proposal. Votes withheld in connection with the election of one or more of the nominees for director will not be counted as votes cast. Accordingly, votes withheld will have a negative impact on the outcome of the vote.

     The items on the agenda for stockholders approval are deemed "discretionary" items upon which brokerage firms or other record holders may vote in their discretion on behalf of beneficial owners who have not furnished voting instructions within ten days of the Meeting. For those agenda items, "broker non-votes" which occur when "non-discretionary" items on which brokers cannot vote without beneficial owners' instruction by proxy, will not be a factor.

SOLICITATION OF PROXIES

     The total cost of solicitation of proxies in connection with this Meeting will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company, and its wholly-owned subsidiary, Tompkins County Trust Company ("Trust Company"; as the context may require, references herein to the "Company" include the Trust Company) may solicit proxies for the Meeting personally or by telephone or electronic communication without additional remuneration. The Company will also provide brokers and other record owners holding shares in their names or in the names of nominees, in either case which are beneficially owned by others, proxy material for transmittal to such beneficial owners and will reimburse such record owners for their expenses in doing so. Although the Company has not yet retained a proxy soliciting firm to aid in the solicitation of proxies for the Meeting, it may do so at any time prior to the Meeting or any adjournment thereof. In such event, the Company will pay the fees and expenses of any such proxy solicitation firm.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table and notes thereto set forth certain information with respect to the beneficial ownership of Common Stock of the Company as of March 12, 1997 by (i) each of the chief executive officer and the Company's four other most highly compensated executive officers (the "Named Executive Officers") and each director of the Company, (ii) all executive officers and directors of the Company as a group and (iii) all beneficial owners of 5% or more of the Common Stock of the Company. Except as otherwise indicated, each of the stockholders named below has sole voting and investment power with respect to the outstanding shares of Common Stock beneficially owned:

                                                     Common Stock
                                                  Beneficially Owned
                                                  ------------------
                                                                  Percent of
                                           Number of              Outstanding
Names                                        Shares                Shares(1)
--------------------------------------------------------------------------------
John A. Alexander+                            5,348 (2)               **
Wendell L. Bryce+                             4,011 (2) (3)           **
James J. Byrnes*+                            41,705 (4)             1.25
Reeder D. Gates+                             51,750 (2) (5)         1.56
William W. Griswold+                            398 (2)               **
Carl E. Haynes+                                 367 (2)               **
Edward C. Hooks+                              2,401 (2) (6)           **
Robert T. Horn, Jr.+                          1,946 (2) (7)           **
Bonnie H. Howell+                             2,322 (2)               **
Lucinda A. Noble+                             1,530 (2)               **
Hunter R. Rawlings, III+                        302 (2)               **
Frank H. T. Rhodes+                           1,169 (2)               **
Thomas R. Salm+                                 927 (2) (8)           **
Michael D. Shay+                              3,412 (2)               **
Francis E. Benedict*                         41,099 (9)             1.24
Richard D. Farr*                             10,203 (10)              **
Thomas J. Smith*                             12,541 (11)              **
Donald S. Stewart*                           28,262 (12)              **
All Directors and executive
officers as a group (19 persons)            225,166                 6.68

                                                     Common Stock
                                                  Beneficially Owned
                                                  ------------------
                                                                  Percent of
                                           Number of              Outstanding
Names                                        Shares                Shares(1)
--------------------------------------------------------------------------------
Trust and Investment Services
Department of the Trust Company
in the fiduciary
capacity indicated:
- Trustee or Co-Trustee                     712,778 (13)          21.50
- Trustee for the Company Investment
   and Stock Ownership Plan                 281,181 (13)           8.48
- Agent or Custodian                         75,507 (13)           2.28

------------------
 * Named Executive Officer
 + Director of the Company
** Less than 1 percent

(1) The number of shares of Common Stock deemed outstanding includes: (i) 3,315,490 of Common Stock outstanding as of March 12, 1997 and (ii) shares of Common Stock subject to outstanding stock options which are exercisable by the named individual or group in the next 60 days.

(2) Includes 82 shares held in trust pursuant to the Company's 1996 Stock Retainer Plan for Non-Employee Directors. Directors have no voting or investment power with respect to such shares.

(3)   Includes 993 shares which Dr. Bryce holds jointly with his spouse.

(4) Includes 24,320 shares issuable upon the exercise of exercisable stock options.

(5) Includes 43,255 shares held in the R. D. Gates, Ltd. Employee Profit Sharing Fund and 1,325 shares owned by the spouse of Mr. Gates.

(6) Includes 212 shares which Mr. Hooks holds as Custodian, under the UGMA for his children.

(7)   Includes 452 shares which Dr. Horn holds as Trustee for his children.

(8)   Includes 318 shares owned by the spouse of Mr. Salm.

(9) Includes 6,669 shares issuable upon the exercise of exercisable stock options. Includes 2,420 shares owned by the spouse of Mr. Benedict.

(10) Includes 5,261 shares issuable upon the exercise of exercisable stock options.

(11) Includes 6,116 shares issuable upon the exercise of exercisable stock options. Includes 23 shares owned by the children of Mr. Smith.

(12) Includes 6,116 shares issuable upon the exercise of exercisable stock options. Includes 7,011 shares owned by the spouse of Mr. Stewart.

(13) As of March 12, 1997, the Trust and Investment Services Department of the Trust Company held 1,069,466 shares representing 32.26% of the Common Stock of the Company. Of such shares, 712,778 shares are held in a fiduciary capacity as Trustee or Co-Trustee. Where the Trust Company is sole trustee, such shares will be voted only if the trust instrument provides for voting the stock at the direction of the donor or a beneficiary and such direction is in fact received. When acting in a co-fiduciary capacity, such shares will be voted by the co-fiduciary or fiduciaries in the same manner as if the co-fiduciary or fiduciaries were the sole fiduciary. Of the 1,069,466 shares mentioned above, 281,181 shares or 8.48% of the outstanding stock is held by the Company's Investment and Stock Ownership Plan, with 260,071 shares or 7.84% allocated to participant accounts. These shares are voted by individual plan participants. In addition, 75,507 shares are held as Agent or Custodian with the voting power retained by the owner. Such shares represent 2.28% of the Common Stock outstanding.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

     The purpose of the Meeting is the election of five directors for a term of three years expiring in the year 2000. The Bylaws of the Company provide that the stockholders elect directors to serve a three year term to succeed those directors in the class whose terms of office expire at the Meeting or for a shorter period as the Board of Directors determines for the purposes of equalizing the classes of directors.

     The persons named in the Proxy to represent stockholders at the Meeting are: DOROTHY B. BOOTH, ANTON J. EGNER and WILLIAM T. PRITCHARD, all of Ithaca, N.Y. They will vote Proxies as directed and in the absence of instructions, will vote the shares represented by the Proxies in favor of the election of nominees named below. If any one or more of such nominees should become unavailable for election by reason of death, or unexpected occurrence, they will vote the shares for the election of such substitute nominees as the Board of Directors may propose.

     The following table sets forth each nominee and continuing director's name, age, the year he or she first became a director and the year in which such term will expire. Biographies of the nominees and the directors continuing in office follow the table.

                                                          Year       First
                                                         Elected    Term to
Name                                             Age    Director    Expire
-------------------------------------------------------------------------------

Board Nominees For Terms To Expire In 2000
-------------------------------------------------------------------------------
William W. Griswold                              39        1996       2000
Carl E. Haynes                                   51        1996       2000
Robert T. Horn, Jr.                              49        1995       2000
Frank H. T. Rhodes                               70        1984       2000
Thomas R. Salm                                   56        1981       2000

-------------------------------------------------------------------------------
Directors Continuing In Office
-------------------------------------------------------------------------------
Wendell L. Bryce                                 69        1978       1998
James J. Byrnes                                  55        1989       1998
Reeder D. Gates                                  51        1985       1998
Bonnie H. Howell                                 49        1982       1998
Lucinda A. Noble                                 65        1985       1998

John E. Alexander                                44        1993       1999
Edward C. Hooks                                  47        1990       1999
Hunter R. Rawlings, III                          52        1996       1999
Michael D. Shay                                  55        1989       1999

William W. Griswold was elected a director of the Company and the Trust Company effective July 10, 1996. He is President and Chief Operating Officer of the Ontario Telephone Company, Inc. and the Trumansburg Home Telephone Company where he has been employed since 1979. Mr. Griswold serves on the Board of the New York State Telephone Association.

Carl E. Haynes was elected a director of the Company and the Trust Company effective July 10, 1996. He is President of Tompkins Cortland Community College having been appointed to that position in May, 1995. Dr. Haynes has been with the College in various capacities for the past 26 years.

Robert T. Horn, Jr. has served as a director of the Company and the Trust Company since 1995. Dr. Horn is a physician and has a private practice in dermatology.

Frank H. T. Rhodes has served as a director of the Trust Company since 1984 and of the Company since 1995. Mr. Rhodes retired from his position as President of Cornell University in 1995. He is a director of General Electric Company, National Broadcasting Corporation and Dyson Charitable Fund. He is also a Trustee of the Andrew W. Mellon Foundation.

Thomas R. Salm has served as a director of the Trust Company since 1981 and of the Company since 1995. Mr. Salm is Vice President for Business Affairs at Ithaca College.

Wendell L. Bryce has served as a director of the Trust Company since 1978 and of the Company since 1995. Dr. Bryce is a physician and retired from general practice in 1995.

James J. Byrnes has been the President and Chief Executive Officer and a director of the Trust Company since 1989. Mr. Byrnes has also served as the Chairman of the Board of Directors since 1992. He was elected to serve in the same capacities for the Company in 1995.

Reeder D. Gates has served as a director of the Trust Company since 1985 and of the Company since 1995. Mr. Gates is President of R.D. Gates, Ltd., a company engaged in community pharmacies.

Bonnie H. Howell has served as a director of the Trust Company since 1982. She has also served as Vice Chair of the Board of Directors since 1992. She was elected to serve in the same capacities for the Company in 1995. Ms. Howell is President and Chief Executive Officer of Cayuga Medical Center at Ithaca. She is also a Trustee of the Hospital Association of New York State and a member of the Board of Directors of Central New York Hospital Association.

Lucinda A. Noble has served as a director of the Trust Company since 1985 and of the Company since 1995. Ms. Noble is a retired Director of the Cooperative Extension System at Cornell University.

John E. Alexander has served as a director of the Trust Company since 1993 and of the Company since 1995. He is President of The CBORD Group, Inc., a computer software company.

Edward C. Hooks has served as a director of the Trust Company since 1990 and of the Company since 1995. He is an attorney and a partner of Harris Beach & Wilcox, LLP. Mr. Hooks also serves as counsel to the Company.

Hunter R. Rawlings, III was elected a director of the Company and the Trust Company effective January 23, 1996. He was inaugurated as the 10th President of Cornell University in 1995. Mr. Rawlings was previously President of the University of Iowa.

Michael D. Shay has served as a director of the Trust Company since 1989 and of the Company since 1995. Mr. Shay is Chairman of the Board and President of Evaporated Metal Films Corp., a company engaged in optical coatings.

BOARD OF DIRECTORS

     The corporate reorganization pursuant to which the Company became the parent bank holding company of the Trust Company (the "Reorganization") was consummated on January 1, 1996. The Boards of Directors of the Company and the Trust Company are identical, and consequently, in an effort to provide stockholders with meaningful disclosure, set forth below is information with respect to the meetings of the Board of Directors and committees thereof of the Company and the Trust Company during the fiscal year ended December 31, 1996.

     The Board of Directors held 16 meetings during 1996. Each director attended 75% or more of the aggregate number of meetings of the Board of Directors and the committees of which such director was a member, except for Directors Rawlings with 66% and Rhodes with 56%.

     During 1996, directors who were not employees of the Company received for their services a quarterly cash retainer of $750, for the quarters ended March 31 and June 30, 1996, and a Common Stock retainer (as described below) for subsequent quarters, plus a fee of $400 for each Directors meeting attended. Directors who are also committee members received $275 for each committee meeting attended. Directors who chaired a board committee received an additional annual fee of $1,000. Members of the Board who are salaried employees of the Trust Company are not compensated for their service on the Board or any Board committee. Aggregate fees paid to the twelve non-employee directors in 1996 were $123,000. Director Howell does not receive the fees described above, but instead receives an annual retainer for her services as Vice Chair. The amount paid to her in 1996 was $20,993.

     Under the 1985 Deferred Compensation Plan for Directors, each director may elect to defer all or a portion of his or her cash compensation until the individual ceases to be a director. During 1996, four directors elected to participate in such plan.

     The 1996 Stock Retainer Plan for Non-Employee Directors (the "Plan") was approved by the Company's stockholders on April 24, 1996. Since that date, non-employee directors of the Company have received, in lieu of the $750 quarterly cash retainer referenced above (the "Quarterly Fee"), that number of whole shares of Common Stock (rounded up to the nearest whole number) equal to the Quarterly Fee divided by the fair market value of the Common Stock on the date the Quarterly Fee was otherwise payable. At their election, each director participating in the Plan may defer receipt of the stock retainer. During 1996, 767 shares of Common Stock were issued to non-employee directors or placed in a trust account with respect to deferred shares.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Company has a standing Executive Committee, Audit/Examining Committee, Compensation/Personnel Committee and Nominating Committee, each of which was constituted after the consummation of the Reorganization on January 1, 1996. Consequently, set forth below is information with respect to the committees of the Company and the Trust Company and meetings thereof held during the fiscal year ended December 31, 1996.

Tompkins County Trustco, Inc.

   Executive Committee
        The Executive Committee serves as the long-range planning, compliance and marketing committee of the Board of Directors.

        The Committee held 8 meetings in 1996, and its members at the close of business on December 31, 1996 were: Bonnie H. Howell, Chair; James J. Byrnes; John E. Alexander; Reeder D. Gates; Edward C. Hooks and Thomas
        R. Salm.

   Audit/Examining Committee
        The Audit/Examining Committee represents the Board of Directors in supervising audit activities and is responsible for conducting an annual examination of the Company.

        The Committee held 7 meetings in 1996, and its members at the close of business on December 31, 1996 were: Thomas R. Salm, Chairman; John E. Alexander; Wendell L. Bryce and Lucinda A. Noble.

   Compensation/Personnel Committee
        The Compensation/Personnel Committee reviews employee compensation and benefit policies. Annual compensation and benefit actions are reviewed and recommended for action by the Board. The Committee also administers the Company's equity-based plans.

        The Committee held 4 meetings in 1996, and its members at the close of business on December 31, 1996 were: John E. Alexander, Chairman; Reeder
        D. Gates and Lucinda A. Noble.

   Nominating Committee
        The Nominating Committee recommends to the Board of Directors nominees for election as directors. The Committee will consider recommendations from stockholders if submitted in a timely manner and will apply the same criteria to all persons being considered.

        The Committee held 4 meetings in 1996, and its members at the close of business on December 31, 1996 were: Reeder D. Gates, Chairman; James J. Byrnes and Bonnie H. Howell.

Tompkins County Trust Company

   Trust Committee
        The Trust Committee has general supervision of the Trust and Investment Services Department, including its general and operating policies.

        The Committee held 10 meetings in 1996, and its members at the close of business on December 31, 1996 were: Reeder D. Gates, Chairman; James J. Byrnes; Robert T. Horn, Jr. and Michael D. Shay.

   Credit Committee
        The Credit Committee reviews credit applications presented to it by management and makes recommendations to the Board on credit policies. The Committee also monitors the Trust Company's Community Reinvestment Act Plan.

        The Committee held 18 meetings in 1996, and its members at the close of business on December 31, 1996 were: Edward C. Hooks, Chairman; Wendell
        L. Bryce, James J. Byrnes; Lucinda A. Noble and Michael D. Shay.

   Pension Administration Committee
        The Pension/Administration Committee is appointed by the Board and is responsible for the implementation, operation and administration of employee pension plans and trusts.

        The Committee held 4 meetings in 1996, and its Board members at the close of business on December 31, 1996 were: James J. Byrnes, Chairman; Wendell L. Bryce and Thomas R. Salm.

EXECUTIVE COMPENSATION
Report of the Compensation/Personnel Committee of the Board of Directors

     The Compensation/Personnel Committee (the "Committee") is composed of three outside directors. Among its duties, the Committee is responsible for monitoring the compensation of the Company's executive officers. A goal of the Committee is to maintain executive compensation which is fair and reasonable, given the size, nature and performance goals of the Company. The Committee also strives to see that compensation and benefits are competitive in order to attract and retain qualified management. The financial services industry is increasingly competitive and the board believes that strong management is essential for continuing the Company's record of financial performance.

     The Committee regularly surveys compensation practices, base salary, and total compensation, including incentives, in the banking industry. In 1996, the Committee utilized a self selected survey of ten comparable banks, mostly in New York, as well as surveys conducted by KPMG Peat Marwick LLP and Ben S. Cole Financial, Inc. These surveys provide the Committee with comparable information regarding the three compensation components used by the Company to motivate executive performance, namely annual base salary, incentive bonuses and equity-based incentive compensation. Based upon these surveys, the committee believes that the Company's compensation practices are well within normal range, particularly given the Company's historical and 1996 record of results.

     Each of the Named Executive Officers has an annual base salary at a level the Committee believes is comparable to companies in the commercial banking industry with similar marketplace geography and demographics. In addition to base salary, each executive officer participates in the Company's profit sharing plan and receives an incentive cash bonus at the end of each fiscal year based upon corporate performance and that officer's individual performance. Corporate performance is measured by the Company's strategic and financial performance in that fiscal year, with particular reference to net income and profitability for the year. In making recommendations to the Board, the Committee does not emphasize year-to-year changes in stock price in its evaluation of corporate performance because the Committee does not believe that short-term fluctuations in stock price necessarily reflect the underlying strength or future prospects of the Company. Individual performance is measured by the strategic and financial performance of the particular officer's operational responsibility in comparison to targeted performance criteria. As reported in the Summary Compensation Table, the bonuses granted with respect to 1996 to the Named Executive Officers, including Mr. Byrnes, reflect the Company's strong 1996 results.

     While the Committee recognizes that the Company can exert very little influence on short-term fluctuations in stock price, the Committee does believe that long-term stock price appreciation reflects achievement of strategic goals and objectives. Accordingly, the Company seeks to create long-term performance incentives for its key employees by aligning their economic interests with the interests of long-term stockholders through the equity-based component of its compensation program. Stock options are granted periodically to key employees at a price equal to the fair market value on the date of grant, and awards are based on the performance of such employees and anticipated contributions by such employees to the achievement of strategic goals and objectives. In addition to stock options, employees, including the Named Executive Officers, are given incentives to invest in Common Stock through the profit sharing component of the Company's Investment and Stock Ownership Plan. During 1996, as reflected in the Summary Compensation Table, the options granted to the Named Executive Officers, including Mr. Byrnes, reflect the Company's strong 1996 results.

     With respect to the above matters, the Compensation/Personnel Committee submits this report.

        Compensation/Personnel Committee

         John E. Alexander, Chairman
         Reeder D. Gates
         Lucinda A. Noble

     The following tables set forth information concerning compensation of the Chief Executive Officer and the four most highly compensated executive officers for services in all capacities to the Trust Company during the years indicated. In connection with the consummation of the Reorganization, the Named Executive Officers were elected to identical positions of the Company. However, all of the Named Executive Officers receive compensation only from the Trust Company.

                           SUMMARY COMPENSATION TABLE

                                                                         Long-Term
                                          Annual Compensation           Compensation
Name and                           ------------------------------------ ------------
Principal                                                Other Annual                   All Other
Position                    Year   Salary(1)  Bonus(2)  Compensation(3)  Options(#)  Compensation(4)
-----------------------------------------------------------------------------------------------------------------
JAMES J. BYRNES             1996   $250,000    $85,000      $7,276         15,000        $37,435
Chairman of the Board,      1995    235,000     65,000       6,464             --         35,185
President & Chief           1994    220,000     60,000       4,000             --         32,935
Executive Officer

FRANCIS E. BENEDICT         1996   $105,500    $26,000      $7,111          4,500        $15,779
Executive Vice President,   1995    101,000     24,000       5,225             --         15,160
Senior Banking and          1994     96,500     22,500       3,511          1,650         14,433
Investment Officer

DONALD S. STEWART           1996   $100,000    $27,000      $6,416          4,200        $14,957
Senior Vice President &     1995     95,000     25,000       6,420              -         14,209
Senior Trust Officer        1994     90,000     23,500       3,359          1,540         13,461

THOMAS J. SMITH             1996   $100,000    $23,000      $4,800          4,200        $14,957
Senior Vice President &     1995     95,000     23,000       4,329             --         14,209
Senior Credit Officer       1994     90,000     21,000       2,479          1,540         13,461

RICHARD D. FARR             1996   $ 90,000    $20,700      $1,086          4,000        $13,461
Senior Vice President &     1995     85,000     20,000         746             --         12,713
Chief Financial Officer     1994     80,000     17,000         795          1,320         11,965

(1) Includes amounts deferred by the Named Executive Officer pursuant to the Company's Investment and Stock Ownership Plan.

(2) These amounts represent cash awards made under the Senior Officer Incentive Compensation Plan, which may be deferred under the Deferred Compensation Plan for Senior Officers.

(3) Includes amounts for cost of applicable Group Term Life Insurance, club dues and use of company vehicle or reimbursement for use of personal vehicle.

(4) Includes amounts paid by the Trust Company and deferred pursuant to the Company's Investment and Stock Ownership Plan.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                           Potential realizable value at
                                                                              assumed annual rate of
                                    Individual Grants                        stock price appreciation
                                                                                 for option term
                     ---------------------------------------------------------------------------------------
                     Number of     Percent of
                     securities    total options
                     underlying    granted to      Exercise
                     Options       employees in    or base        Expiration
Name                 granted (#)   fiscal year     price ($/Sh)   date          5% ($)    10% ($)
------------------------------------------------------------------------------------------------------------
James J. Byrnes         15,000        25.04          $28.90         2/13/06   $272,626   $690,887
Francis E. Benedict      4,500         7.51          $28.90         2/13/06     81,788    207,266
Donald S. Stewart        4,200         7.01          $28.90         2/13/06     76,335    193,448
Thomas J. Smith          4,200         7.01          $28.90         2/13/06     76,335    193,448
Richard D. Farr          4,000         6.69          $28.90         2/13/06     72,700    184,236

                       AGGREGATED OPTION EXERCISES IN 1996
                           AND YEAR-END OPTION VALUES

                                                                                 Value of
                                                           Number of            Unexercised
                                                          Unexercised          In-the-Money
                                                            Options               Options
                                                        at Year End (#)       at Year End ($)
                                                        ---------------       ----------------
                      Shares Acquired      Value          Exercisable/         Exercisable/
Name                  on Exercise (#)   Realized ($)     Unexercisable       Unexercisable (1)
----------------------------------------------------------------------------------------------
James J. Byrnes             -0-             -0-          20,570/15,000       $300,701/$67,125
Francis E. Benedict         -0-             -0-           5,544/ 5,930       $ 67,933/$27,865
Donald S. Stewart           -0-             -0-           5,066/ 5,514       $ 62,002/$25,800
Thomas J. Smith             -0-             -0-           5,066/ 5,514       $ 62,002/$25,800
Richard D. Farr             -0-             -0-           4,261/ 5,113       $ 52,051/$23,771

(1) The average price for the the Company's Common Stock on the Nasdaq National Market on December 31, 1996, the last trading day of the year, was $33.375 per share.

None of the Named Executive Officers elected to exercise any options during the fiscal year ended December 31, 1996.

EMPLOYMENT ARRANGEMENTS

     The Company has an agreement with James J. Byrnes, Chairman, President and Chief Executive Officer, which provides for severance payments equal to approximately three times his annualized tax-includable compensation under certain circumstances. This agreement would be operable should certain events take place which seek to effect a change of control (as defined in the agreement) of the Company. Payments would be due to Mr. Byrnes in the event of his termination (as defined in the agreement) within two years of a change of control.

DEFERRED PROFIT-SHARING PLAN

     The Company has an Investment and Stock Ownership Plan (the "ISOP"), which covers substantially all employees and has an employer funded profit sharing component and an employee funded 401(k) component. The ISOP allows employees to elect to defer a portion of their profit-sharing, as well as receive monetary contributions as determined by the Board of Directors. The ISOP further allows for contributions in the form of Common Stock of the Company. Contributions are determined by the Board of Directors and are limited to a maximum amount as stipulated in the ISOP. Amounts accrued for the accounts of the Named Executive Officers are included in the Summary Compensation Table.

RETIREMENT PLANS

     The Company has a noncontributory defined benefit pension plan covering substantially all of its employees. The assets of the plan are held in a separate trust and administered by the Pension/Administration Committee appointed by the Board of Directors.

     The benefits are based on years of service and a percentage of the employees' average compensation for the five highest consecutive years in the last ten years of employment. Under the plan, normal retirement age is 65 with reduced benefit payments for early retirement following age 55 through 61. Currently, Messrs. Byrnes, Benedict, Smith, Stewart and Farr have 8, 39, 32, 25 and 12 years of service under the plan, respectively.

                               PENSION PLAN TABLE

                                Years of Service
--------------------------------------------------------------------------------
Average Final
Earnings              15           20           25           30           35
--------------------------------------------------------------------------------
 $ 50,000.00       $12,846      $17,128      $21,410      $25,692      $29,974
 $ 75,000.00       $20,346      $27,128      $33,910      $40,692      $47,474
 $100,000.00       $27,846      $37,128      $46,410      $55,692      $64,974
 $125,000.00       $35,346      $47,128      $58,910      $70,692      $82,474
 $150,000.00       $42,846      $57,128      $71,410      $85,692      $99,974

     The Company also has a Supplemental Employee Retirement Plan (SERP) covering James J. Byrnes. The Plan provides for a retirement benefit at age 65 equal to 50% of earnings as defined in the SERP, averaged over the highest five consecutive years. Benefits under the SERP are reduced by payments due under the Company's basic pension plan and Social Security. Reduced benefits are payable in the event of retirement prior to age 65.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1996, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were satisfied.

     In making the above statements, the Company has relied on the written representations of its directors and officers and copies of the reports that have been filed with the SEC.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Directors and officers of the Company and the Trust Company and their affiliated companies were customers of, and had other transactions with, the Company in the ordinary course of business during 1996. All loans, commitments and deposits included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility or present other unfavorable features. As of December 31, 1996, the balance of such loans included in total loans was $2,937,603, and borrowings of a director or officer did not exceed 10% of stockholders equity.

     Edward C. Hooks, a director of the Company and the Trust Company, is a partner of Harris Beach & Wilcox, LLP, a law firm which provides legal services to the Company.

STOCK PERFORMANCE GRAPH

     The following graph sets forth the cumulative total stockholder return (assuming reinvestment of dividends) to stockholders of the Company during the ten year period ended December 31, 1996, as well as an overall stock market index (Nasdaq Stock Market Index) and the Company's peer group index (Nasdaq Bank Stock Index). On February 3, 1997, the Company's Common Stock began listing on the American Stock Exchange, Inc.

     The stock prices on the Performance Graph are not necessarily indicative of future stock price performance. Each of the Report of the Compensation/Personnel Committee of the Board of Directors and the Performance Graph shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.


                      DECEMBER 31, 1991 - DECEMBER 31, 1996
                  (assumes $100 invested on December 31, 1991)

                    Market Value of      ADJUSTED       ADJUSTED
                    the Company's        NASDAQ         NASDAQ
                    Share(s)             Bank Stocks    Stock Market
           Year     ($100.00 Basis)      Composite      (U.S. Companies)
           ----     ---------------      -----------    ----------------
           1991         $100.000          $100.000              $100.000
           1992         $131.130          $145.551              $116.378
           1993         $210.773          $166.255              $133.595
           1994         $217.967          $165.385              $130.587
           1995         $163.026          $246.319              $184.674
           1996         $219.978          $325.600              $227.164

INDEPENDENT AUDITORS

     On recommendation of its Audit/Examining Committee, at its board meeting held on March 14, 1995, the Board of Directors of the Trust Company engaged the firm of KPMG Peat Marwick LLP ("KPMG") as its independent auditors for the year ended December 31, 1995 to replace the firm of Ernst & Young LLP ("E&Y"), who were dismissed as auditors of the Trust Company effective upon the filing by the Trust Company of its Annual Report on Form F-2 with the Federal Deposit Insurance Corporation on March 30, 1995.

     The Report of E&Y on the Trust Company's financial statement for the year ended December 31, 1994 did not contain an adverse opinion of a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     In connection with the audit of the Trust Company's financial statements for the year ended December 31, 1994, there were no disagreements with E&Y on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the matter in their reports,

     KPMG has served as the independent auditors of the Company since 1995. The Board of Directors has retained KPMG to continue as independent auditors and to audit the consolidated financial statements of the Company for the year ending December 31, 1997, and further to report the results of their examination.

     A representative of KPMG is expected to attend the Meeting and will have an opportunity to make statements and respond to appropriate questions from stockholders.

STOCKHOLDER PROPOSALS

     If any stockholder desires to have a proposal formally considered at the 1998 Annual Meeting and included in the Proxy Statement for that meeting, the proposal must be received in writing by the Corporate Secretary no later than December 1, 1997.

FORM 10-K

       A copy of the the Company's annual report on Form 10-K filed with the SEC is available without charge by writing to: Tompkins County Trustco, Inc., ATTN:
Richard D. Farr, Senior Vice President & Chief Financial Officer, P.O. Box 460, Ithaca, New York 14851.

OTHER MATTERS

     The management knows of no business which will be presented for consideration at the Meeting other than that stated in the Notice of Annual Meeting. If any additional matters should be presented, it is intended that the enclosed proxy will be voted in accordance with the judgment of the person or persons acting under the proxy.

   It is important that proxies be returned promptly. Therefore, stockholders who do not expect to attend in person are urged to MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD in the accompanying postage prepaid envelope.

Dated: March 31, 1997                      By Order of the Board of Directors


                                           /s/ James W. Hulbert

                                           James W. Hulbert
                                           Vice President & Corporate Secretary

                     [TOMPKINS COUNTY TRUSTCO, INC. LOGO]


                          Tompkins County Trustco, Inc.
                      P.O. Box 460, Ithaca, New York 14851
                                 (607) 273-3210